UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 18, 2024

USA Compression Partners, LP
(Exact Name of Registrant as Specified in Charter)

Delaware	1-35779	75-2771546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
111 Congress Avenue, Suite 2400
Austin, Texas 78701
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 473-2662
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common units representing limited partner interests	USAC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
Indenture
On March 18, 2024, in connection with the previously announced offering (the “Offering”) by USA Compression Partners, LP, a Delaware limited partnership (the “Partnership”), and its wholly-owned subsidiary, USA Compression Finance Corp., a Delaware corporation (“Finance Corp.” and, together with the Partnership, the “Issuers”) of $1,000,000,000 in aggregate principal amount of the Issuers’ 7.125% senior notes due 2029 (the “Notes”), the Partnership entered into an Indenture (the “Indenture”), among the Issuers, the Guarantors (as defined below) and Computershare Trust Company, N.A., as trustee. The Notes are guaranteed (the “Guarantees”), jointly and severally, on a senior unsecured basis by the Partnership’s existing subsidiaries (other than Finance Corp.) and each of its future restricted subsidiaries that either borrows under, or guarantees, the Partnership’s senior secured asset-based revolving credit facility or guarantees certain of the Partnership’s other indebtedness (collectively, the “Guarantors”).
On March 18, 2024, the Notes were issued pursuant to the Indenture in a transaction exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be resold within the United States only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States only to non-U.S. persons in reliance on Regulation S under the Securities Act. The Notes will accrue interest from March 18, 2024 at the rate of 7.125% per year. Interest on the Notes will be payable semi-annually in arrears on each March 15 and September 15, commencing on September 15, 2024.
The net proceeds from the issuance and sale of the Notes and the Guarantees will be used to repay a portion of existing borrowings under the Partnership’s asset-based revolving credit facility, redeem all of the Issuers’ 6.875% senior notes due 2026 and for general partnership purposes.
The Indenture contains customary terms, events of default and covenants relating to, among other things, the incurrence of debt, the payment of distributions or similar restricted payments, undertaking transactions with affiliates and limitations on asset sales.
At any time prior to March 15, 2026, the Issuers may redeem up to 40% of the aggregate principal amount of the Notes at a redemption price equal to 107.125% of the principal amount redeemed, plus accrued and unpaid interest, if any, to the redemption date, in an amount not greater than the net proceeds from one or more equity offerings, provided that at least 60% of the aggregate principal amount of the Notes remain outstanding immediately after the occurrence of such redemption (excluding Notes held by the Partnership and its subsidiaries) and redemption occurs within 180 days of the date of the closing of such equity offering. At any time prior to March 15, 2026, the Issuers may redeem the Notes, in whole or in part, at a redemption price equal to the sum of the principal amount of the Notes plus a “make-whole” premium, plus accrued and unpaid interest, if any, to the redemption date. The Issuers may also redeem all or a part of the Notes at any time on or after March 15, 2026, at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to the redemption date. If the Issuers experience a change of control followed by a ratings decline, which ratings decline is caused by the applicable change of control event, unless the Issuers have previously exercised or concurrently exercise the right to redeem the Notes (as described above), the Issuers may be required to offer to repurchase the Notes at a purchase price equal to 101% of the principal amount repurchased, plus accrued and unpaid interest, if any, to the repurchase date.
The Notes and the Guarantees are the general unsecured obligations of the Issuers and the Guarantors and rank equally in right of payment with all of the Issuers’ and the Guarantors’ existing and future senior indebtedness and senior to all of the Issuers’ and the Guarantors’ future subordinated indebtedness, if any. The Notes and the Guarantees are effectively subordinated in right of payment to all of the Issuers’ and the Guarantors’ existing and future secured debt, including debt under the Partnership’s senior secured credit facility and guarantees thereof, to the extent of the value of the assets securing such debt, and are structurally subordinated to all indebtedness of any of the Partnership’s subsidiaries that do not guarantee the Notes.
The summary of the Indenture set forth in this Item 1.01 does not purport to be complete and is qualified by reference to such agreement, a copy of which is being filed as Exhibit 4.1 hereto and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.
(d)  Exhibits

Exhibit Number	Description
4.1	Indenture, dated as of March 18, 2024 by and among USA Compression Partners, LP, USA Compression Finance Corp., the subsidiary guarantors party thereto and Computershare Trust Company, N.A.
4.2	Form of 7.125% Senior Note due 2029 (included in Exhibit 4.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA COMPRESSION PARTNERS, LP

		By:	USA Compression GP, LLC,
its General Partner

Date:	March 20, 2024	By:	/s/ Christopher W. Porter
Christopher W. Porter
Vice President, General Counsel and Secretary